Exhibit 4.17

Exclusive Option Agreement

This Exclusive Option Agreement (hereinafter referred to as the "Agreement") is entered into by the following parties on July 20, 2024:

1.	Foshan Yunmi Electric Appliances Technology Co., Ltd. (Hereinafter referred to as “Existing Shareholders”)

Registered Address: Thirteenth Floor, No. 7, Industrial Avenue, Lunjiao Street, Lichun Village, Shunde District, Foshan City, Guangdong Province, China (residence declaration)

Legal Representative: CHEN Xiaoping

2.	Zhumeng Hulian Technology (Guangdong) Co., Ltd. (Hereinafter referred to as “sole ownership company”)

Registered Address: Thirteenth Floor, No. 7, Industrial Avenue, Lunjiao Street, Lichun Village, Shunde District, Foshan City, Guangdong Province, China (residence declaration)

Legal Representative: DUAN Erqiang

3.	Guangzhou Interconnect Electric Appliances Technology Co., Ltd. (Hereinafter referred to as the “Company”)

Registered Address: Room 1502, No. 1226 Xingang East Road, Haizhu District, Guangzhou City (office only)

Legal Representative: CHEN Xiaoping

(For the purposes of this Agreement, each of the foregoing parties shall be referred to individually as a “Party” and collectively as the “Parties”.)

Whereas：

(1)	Existing shareholders are registered shareholders of the company and hold all the shares of the company in accordance with the law.
(2)

The existing shareholders intend to transfer to the sole ownership company all the equity interests held by them in the company without violating the laws of the PRC, and the sole ownership company intends to accept such transfers.

(3)	The Company intends to transfer the assets held by it to the sole ownership company without violating the laws of the PRC, and the sole ownership company intends to accept such transfer.
(4)

In order to effect such equity or asset transfers, the Existing Shareholders and the Company have agreed to exclusively grant an irrevocable equity transfer option and an asset purchase option, respectively, to the Sole Ownership Company. Pursuant to such Conversion Option and Asset Purchase Option, and as permitted by the PRC law, the Existing Shareholders or the Company shall, at the request of the Sole Ownership Company, transfer the Option Equity Interests or the Company's Assets (as hereinafter defined) to the Sole Ownership Company and/or any other entity or person designated by it in accordance with the provisions of this Agreement.

(5)	The Existing Shareholders consent to the Company granting the Asset Purchase Option to the Sole Ownership Company pursuant to this Agreement.

Accordingly, the parties have agreed by consensus as follows:

Article I. Definitions

1.1	In this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:
“PRC law”：

Means the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding normative documents of the People's Republic of China in force at the time.

“Conversion option”：

Means an option to require the purchase of an equity interest in the Company granted by an Existing Shareholder to a sole ownership company in accordance with the terms and conditions of this Agreement.

“Asset purchase option”：	Means an option granted by the Company to the sole ownership company to require the purchase of any of the Company's assets in accordance with the terms and conditions of this Agreement.

“Option equity”：	In respect of the entire shareholding in the Company held by the existing shareholders.

“Registered capital
of the company”：

As at the date of this Agreement, it means the registered capital of the Company of RMB467,316,000, which also includes the enlarged registered capital as a result of any form of capital increase during the term of this Agreement.

“Transfer of equity”：

Means the equity interest in the Company that the sole ownership company has the right to require the existing shareholders to transfer to it, or to an entity or person designated by it, upon the exercise of its Conversion Option, in accordance with the provisions of Section 3 of this Agreement. The amount may be all or part of the option shareholding, and the exact amount shall be determined by the sole ownership company at its discretion in accordance with the provisions of the PRC laws and its own commercial considerations at that time.

“Transfer of assets”：

Means the assets of the Company that the sole ownership company, in exercising its Asset Purchase Option, has the right to require the Company to transfer to it, or to an entity or person designated by it, in accordance with the provisions of Section 3 of this Agreement. The amount may be all or part of the company's assets, as determined by the sole ownership company at its discretion in accordance with the provisions of Chinese law and its own commercial considerations at the time.

“Exercise”：	Refers to the exercise by a sole ownership company of its conversion option or asset purchase option.

“Transfer price”：

Means the entire consideration required to be paid by the sole ownership company or its designated entity or individual to the existing shareholders or the company to acquire the transferred equity or company assets at the time of each exercise.

“Business license”：

Means any approvals, permits, filings, registrations, etc. that the Company is required to hold in order to legally and efficiently operate all of its business, including but not limited to the Business License for Enterprise Legal Person and such other relevant permits and licenses as may be required by the PRC laws from time to time.

“Company asset”：

Means all tangible and intangible assets owned or entitled to be disposed of by the Company during the term of this Agreement, including but not limited to any real property, movable property, and intellectual property rights such as trademarks, copyrights, patents, proprietary technologies, domain names, software usage rights, etc.

“Major agreement”：	Means an agreement to which the Company is a party that materially affects the business or assets of the Company, including, but not limited to, the Exclusive Consulting and Services Agreement entered into by the Company and the Sole Ownership Company concurrently with this Agreement, and other agreements of significance with respect to the Company's business.

“Exercise notice”：	Shall have the meaning ascribed to it in Section 3.7 of this Agreement.

“Confidential information”：	Shall have the meaning ascribed to it in Section 8.1 of this Agreement.

“Default party”：	Shall have the meaning ascribed to it in Section 11.1 of this Agreement.

“Default”：	Shall have the meaning ascribed to it in Section 11.1 of this Agreement.

“Rights of the party”：	Shall have the meaning ascribed to it in Section 12.5 of this Agreement.

1.2	Any reference in this Agreement to the laws of China shall be deemed to be:
(1)	include references to amendments, changes, additions and reformulations of such Chinese laws, whether effective before or after the conclusion of this Agreement; and
(2)	Also includes references to other decisions, circulars and regulations made in accordance with or in force as a result of its provisions.
1.3

Unless otherwise indicated in the context of this Agreement, references in this Agreement to clauses, subclauses, subparagraphs, and paragraphs are references to the corresponding contents of this Agreement.

Article II Grant of Conversion Options and Asset Purchase Options

2.1

The Existing Stockholders hereby agree that a conversion option is hereby irrevocably and exclusively granted to the Sole Ownership Company, without any additional conditions. Pursuant to such transfer options, the sole ownership company shall have the right to require the existing shareholders to transfer the option shares to the sole ownership company or an entity or person designated by the sole ownership company, as permitted by the laws of the PRC, in accordance with the terms and conditions of this Agreement. The sole ownership company also agreed to accept such conversion options.

2.2

The Company hereby consents to the granting by the Existing Stockholders of such Conversion Options to the Sole Ownership Company in accordance with Section 2.1 above and the other provisions of this Agreement.

2.3

The Company hereby agrees that it hereby irrevocably and without any additional conditions exclusively grants to the sole ownership company an Asset Purchase Option, pursuant to which the sole ownership company shall have the right, as permitted by the laws of the PRC, to require the Company to transfer to the sole ownership company, or to an entity or person designated by the sole ownership company, any and all portions of the Company's assets in accordance with the terms and conditions of this Agreement. The sole ownership company also agreed to accept the option to purchase such assets.

2.4

The Existing Shareholders hereby consent to the granting by the Company of such Asset Purchase Option to the Sole Ownership Company in accordance with Section 2.3 above and the other provisions of this Agreement.

Article III. Manner of exercising rights

3.1

Subject to the terms and conditions of this Agreement and as permitted by the laws of the PRC, the sole ownership company shall have absolute discretion to determine the exact time, manner and frequency of its exercise.

3.2

Subject to the terms and conditions of this Agreement and subject to the laws of the PRC at that time, the sole ownership company shall have the right to require at any time that all or a portion of the equity interests in the Company be transferred from the existing shareholders, either by itself or through other entities or individuals designated by it.

3.3

Subject to the terms and conditions of this Agreement and subject to the laws of the PRC at the time, the sole ownership company shall have the right to require at any time that all or a portion of the assets of the Company be transferred from the Company, either by itself or through other entities or individuals designated by it.

3.4

In respect of the Conversion Option, at the time of each exercise, the sole ownership company shall have the right to arbitrarily specify the amount of Equity Interests that the Existing Shareholders shall transfer to the sole ownership company and/or such other entity or person as it may designate in such exercise, and the Existing Shareholders shall cede the Transferred Equity Interests to the sole ownership company and/or such other entity or person as it may designate in the amount as required by the sole ownership company. The sole ownership company and/or other entity or person designated by it shall pay the transfer price to the existing shareholders who ceded the Transferred Equity Interests in respect of the Transferred Equity Interests transferred in each exercise.

3.5

In the case of the Asset Purchase Option, at the time of each exercise, the sole ownership company shall have the right to determine the specific company assets that shall be transferred by the company to the sole ownership company and/or such other entity or person as it may designate in such exercise, and the company shall offer the transferred assets to the sole ownership company and/or such other entity or person as it may designate at the request of the sole ownership company. The sole ownership company and/or other entity or person designated by it shall pay the transfer price to the Company for the Transferred Assets transferred in each exercise.

3.6

Upon each exercise, the sole ownership company may itself be assigned the transferred equity or transferred assets, or it may designate any third party to be assigned all or part of the transferred equity or transferred assets.

3.7

Each time the sole ownership company decides to exercise the option, it shall send a notice of exercise of the conversion option or an exercise notice of the asset purchase option to the existing shareholders or the company (hereinafter referred to as the “Notice of Exercise”, the form of which is set out in Annexes I and II to this Agreement). Upon receipt of the Exercise Notice, the Existing Shareholder or the Company shall immediately transfer the Transferred Equity Interests to the Sole Ownership Company and/or such other entity or person as it may designate in a lump sum in the manner described in Sections 3.4 or 3.5 hereof in accordance with the Exercise Notice.

Article IV. Transfer price

4.1

In respect of the conversion option, upon each exercise of the option by the sole ownership company, the entire transfer price payable to the existing shareholders by the sole ownership company or the entity or person designated by it shall be the lower of the amount of the capital contribution of the corresponding transferred equity interest in the registered capital of the target company, or the lowest price permitted under the laws of the PRC at that time. The Existing Shareholder undertakes and agrees that it has been fully indemnified by the sole ownership company and therefore shall return the full amount of the Equity Transfer Price received to the sole ownership company or to the entity or person designated by it within ten (10) business days from the date of receipt of the Equity Transfer Price.

4.2

In respect of the Asset Purchase Option, upon each exercise of the option by the sole ownership company, the sole ownership company or the entity or person designated by it shall pay to the Target Company the minimum price permitted under the laws of the PRC at that time. The Target Company covenants and agrees that it has been fully indemnified by the sole ownership company and therefore shall return the full amount of the Asset Transfer Price received to the sole ownership company or to the entity or person designated by the sole ownership company within ten (10) Business Days after the receipt of the Asset Transfer Price.

Article V. Representations and warranties

5.1	The existing shareholders hereby represent and warrant as follows：
5.1.1

The Existing Shareholder is a limited liability company duly registered and legally subsisting under the laws of the PRC with independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and can independently act as a party to the litigation.

5.1.2

The Company is a limited liability company duly registered and legally subsisting under the laws of the PRC with independent legal personality; it has full and independent legal status and legal capacity to sign, deliver and perform this Agreement and can independently act as a party to the litigation.

5.1.3

It has full power and authority to enter into, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated by this Agreement, and it has full power and authority to consummate the transactions contemplated by this Agreement.

5.1.4

This Agreement has been legally and properly executed and delivered by the Existing Stockholders. This Agreement constitutes a legal and binding obligation on them and is enforceable against them in accordance with the terms of this Agreement.

5.1.5

The existing shareholders are the legal owners of record of the Option Equity Interests at the time this Agreement becomes effective, and there are no liens, pledges, or rights on the Option Equity Interests, except for the pledge created by the Equity Pledge Agreement, dated as of July 20, 2024, between the Company, the Sole Ownership Company and the existing shareholders, and the proxy rights created by the Shareholder Voting Proxy Agreement, dated as of July 20, 2024, claims and other encumbrances and third party rights. Pursuant to this Agreement, the sole ownership company and/or other entity or person designated by it may, upon exercise of its rights, acquire good and clear title to the Transferred Equity Interests free and clear of all liens, pledges, claims and other encumbrances or third-party rights.

5.1.6

To the knowledge of the existing shareholders, there are no liens, mortgages, claims and other encumbrances and third-party rights on the Company's assets. Pursuant to this Agreement, the sole ownership company and/or other entities or persons designated by it may, upon exercise of its rights, acquire good and clear title to the assets of the Company free and clear of all liens, encumbrances, claims and other encumbrances or third-party rights.

5.1.7

Existing shareholders shall not request the Company to declare the distribution or actual payment of any distributable profits, dividends, bonuses or dividends unless mandatorily required by PRC law; If the Existing Shareholders receive any profits, distributions, dividends or dividends from the Company, the Existing Shareholders shall, in compliance with the laws of the PRC, promptly donate the same to the Sole Ownership Company or to a qualified entity or individual designated by the Sole Ownership Company.

5.2	The Company hereby represents and warrants as follows:
5.2.1

The Company is a limited liability company duly registered and legally subsisting under the laws of China with independent legal personality. The Company has full and independent legal standing and legal capacity to execute, deliver and perform this Agreement and may independently act as a party to the litigation.

5.2.2

The Company has full power and authority within the Company to enter into, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated by this Agreement, and it has full power and authority to consummate the transactions contemplated by this Agreement.

5.2.3	This Agreement has been legally and properly executed and delivered by the Company. This Agreement constitutes a legal and binding obligation on it.
5.2.4

There are no liens, mortgages, claims and other encumbrances and third-party rights on the Company's assets. Pursuant to this Agreement, the sole ownership company and/or other entities or persons designated by it may, upon exercise of its rights, acquire good and clear title to the assets of the Company free and clear of all liens, encumbrances, claims and other encumbrances or third-party rights.

5.2.5	Unless mandatorily required by PRC law, the Company shall not declare the distribution or actual payment of any distributable profit, bonus, dividend or dividend.
5.3	The sole ownership company represents and warrants as follows:
5.3.1

A sole ownership company is a duly registered and legally subsisting wholly foreign-owned enterprise with independent legal personality under Chinese law. The sole ownership company has full and independent legal standing and legal capacity to execute, deliver and perform this Agreement and may independently act as a party to the litigation.

5.3.2

The sole ownership company has full power and authority within the Company to enter into, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated by this Agreement, and it has full power and authority to consummate the transactions contemplated by this Agreement.

5.3.3	This Agreement has been legally and properly executed and delivered by the sole ownership company. This Agreement constitutes a legal and binding obligation on it.

Article VI. Commitments of existing shareholders

The existing shareholders hereby undertake the following:

6.1	During the term of this Agreement, without the prior written consent of the sole proprietor:
6.1.1	Existing shareholders may not transfer or in any other way dispose of any Option Equity Interests or create any encumbrances or other third party rights in any Option Equity Interests;

6.1.2	It may not increase or decrease the registered capital of the company or merge with any other entity;
6.1.3	He or she shall not dispose of, or cause the management of the Company to dispose of, any material Company assets (other than those occurring in the ordinary course of business);
6.1.4

It may not terminate or cause the management of the Company to terminate any material agreement entered into by the Company or enter into any other agreement that conflicts with an existing material agreement;

6.1.5	It shall not appoint or remove any director, supervisor or other officer of any company who shall be appointed or removed by the existing shareholders;
6.1.6	It shall not cause the company to declare the distribution or actual payment of any distributable profits, dividends, bonuses or dividends;
6.1.7	It ensures that the company effectively survives and is not terminated, liquidated or dissolved;
6.1.8	It shall not amend the articles of association of the company; and
6.1.9

It ensures that the company shall not lend or borrow money, or give guarantees or perform other forms of collateralized acts, or undertake any substantial obligations outside of its normal business activities.

6.2

During the term of this Agreement, it must use its best efforts to develop the Company's business and ensure that the Company operates in a lawful and compliant manner, and it will not engage in any act or omission that may damage the Company's assets, goodwill, or affect the validity of the Company's business license.

6.3

During the term of this Agreement, it shall promptly inform Sole Proprietor of any condition that may have a material adverse effect on the Company's existence, business operations, financial condition, assets or goodwill, and shall promptly take all measures acceptable to Sole Proprietor to preclude such adverse condition or to remedy it effectively.

6.4	Once the sole proprietor has given notice of exercise:
6.4.1

It shall immediately convene a shareholders' meeting and pass a resolution of the shareholders' meeting and take all other necessary actions to consent to the transfer of all of the Transferred Equity Interests or Transferred Assets by the existing shareholders or the Company to the Sole Proprietor and/or other entities or individuals designated by it at the Transfer Price, and to waive any right of first refusal, if any, in its possession;

6.4.2	it shall immediately enter into an equity transfer agreement with the sole proprietor and/or such other entity or person as it may designate, transfer all of the Transferred Equity Interests to the Sole Proprietorship and/or other entities or individuals designated by it at the Transfer Price and, at the request of the Sole Proprietorship and in accordance with the provisions of laws and regulations. Providing the necessary support to the Sole Proprietorship (including the provision and execution of all relevant legal documents, the fulfillment of all governmental approvals and registrations, and the assumption of all related obligations) to enable the Sole Proprietorship and/or other entities or individuals designated by the Sole Proprietorship to acquire the full Transferred Equity Interests, and such Transferred Equity Interests shall be free from any legal defects and free from any encumbrances, third party restrictions or any other restrictions on the Equity Interests.

6.5

If the total amount of the transfer price received by the existing shareholders in respect of the transferred equity interests held by them is higher than their capital contribution to the Company or if they receive any form of profit distribution, dividends, dividends or bonuses from the Company, the existing shareholders agree to waive the proceeds of the premium portion of the transfer price as well as any profit distribution, dividends, bonuses or bonuses (after deduction of the relevant taxes), to which the Sole Proprietorship Company shall be entitled, provided that the Chinese laws are not violated. The Existing Shareholders shall instruct the relevant Transferee or the Company to pay such portion of the proceeds to the bank account of the Sole Proprietor as may be designated by the Sole Proprietor at that time.

Article VII. Commitments of the Corporation

7.1	The Company hereby undertakes as follows:
7.1.1

In the event that the execution and performance of this Agreement and the grant of the conversion option or the asset purchase option hereunder are subject to the consent, permission, waiver, authorization of any third party or the approval, license, waiver or registration or filing with any governmental agency, if required by law, the Company will use its best efforts to assist in the fulfillment of the foregoing conditions.

7.1.2

The Company will not assist or permit an Existing Shareholder to transfer or in any other way dispose of any Option Equity Interests or create any security interest or other third party rights in any Option Equity Interests without the prior written consent of the Sole Proprietor.

7.1.3

The Company will not transfer or in any other way dispose of any material Company assets (other than those occurring in the ordinary course of business) or create any security interests or other third party rights in any Company assets without the prior written consent of the Sole Proprietor.

7.1.4	The Company shall not do or permit any act or deed that may adversely affect Sole Proprietor's interests under this Agreement, including, without limitation, any acts and deeds subject to Section 6.1

7.2	Once the sole proprietor gives notice of exercise
7.2.1

It shall immediately cause the existing shareholders to convene a shareholders' meeting and pass a resolution of the shareholders' meeting and take all other necessary actions to consent to the transfer of all of the Transferred Assets by the Company to the Sole Proprietor and/or such other entity or person as it may designate at the transfer price;

7.2.2

It shall immediately sign the Asset Transfer Agreement with the Sole Proprietorship Company and/or other entities or persons designated by it, transfer all the Transferred Assets to the Sole Proprietorship Company and/or other entities or persons designated by it at the Transfer Price, and, in accordance with the requirements of the Sole Proprietorship Company and the provisions of the Laws and the Regulations, procure the Shareholders to provide the Sole Proprietorship Company with the necessary support (including the provision and signing of all the relevant legal documents, the fulfillment of all governmental approvals and (including the provision and signing of all relevant legal documents, fulfillment of all governmental approvals and registrations and assumption of all related obligations) to enable the Sole Proprietorship Company and/or other entities or persons designated by it to acquire all of the Transferred Assets, and such Transferred Assets shall be free from any legal defects and free from any encumbrance, third-party restriction, or any other restriction on the assets of the Company.

Article VIII. Obligation of confidentiality

8.1

Regardless of whether or not this Agreement has been terminated, each party shall maintain in strict confidence all trade secrets, proprietary information, customer information and all other information of a confidential nature (hereinafter collectively referred to as “Confidential Information”) relating to the other party that comes to its knowledge in the course of the formation and performance of this Agreement. Except with the prior written consent of the party disclosing the Confidential Information or when disclosure to a third party is required by relevant laws and regulations or the requirements of the place where a party's Affiliate is listed, the party receiving the Confidential Information shall not disclose any of the Confidential Information to any other third party; and the party receiving the Confidential Information shall not use, or indirectly utilize, any of the Confidential Information, except for the purpose of the performance of this Agreement.

8.2	The following information is not confidential：

(a) Any information of which there is written evidence that the party receiving the information has previously become aware by lawful means.;

(b) Information in the public domain through no fault of the receiving party;

(c) Information lawfully obtained by the receiving party from other sources after the receipt of the information; or

(d) Either party is obliged to disclose to the relevant governmental authorities, stock exchanges, etc., as required by law or the Listing Rules, or either party is required to disclose the above confidential information to its direct legal advisers and financial advisers as necessary for the normal operation of its business.

8.3

The party receiving the information may disclose the Confidential Information to its relevant employees, agents or professionals retained by it, provided that the party receiving the information shall ensure that such persons comply with the relevant terms and conditions of this Agreement and shall assume any liability arising from any breach by such persons of the relevant terms and conditions of this Agreement.

8.4	Notwithstanding any other provision of this Agreement, the effect of the provisions of this Section shall not be affected by the termination of this Agreement.

Article IX. Duration of the agreement

This Agreement shall be effective as of the date duly signed by the parties, and this Agreement shall terminate upon the legal transfer of all Option Equity Interests and the assets of the Company into the name of the Sole Proprietor and/or such other entity or person as it may designate, in accordance with the provisions of this Agreement.

Article X. Notification

10.1	Any notices, requests, demands and other communications required by or made pursuant to this Agreement shall be in writing and delivered to the appropriate party.
10.2	Such notice or other communication shall be deemed to have been served when sent by facsimile or telex, when delivered in person, or when deposited in the mail, five (5) days after posting.

Article XI. Liability for breach of contract

11.1

The parties agree and acknowledge that a material breach of any of the covenants made hereunder or a material failure or delay in the performance of any of the obligations hereunder by either party (the “Defaulting Party”) constitutes a breach of contract hereunder (the “Default”), and the Defaulting Party shall have the right to require the Defaulting Party to cure or remedy the Default within a reasonable period of time. If the defaulting party fails to cure or remedy the breach within a reasonable period of time or within ten (10) days after the defaulting party has been notified in writing by the defaulting party with a request to cure, then the defaulting party shall have the right to do so at its sole discretion:

11.1.1	If an existing shareholder or the Company is the defaulting party, the Sole Proprietor shall have the right to terminate this Agreement and demand damages from the defaulting party;

11.1.2

If Sole Proprietor is the defaulting party, the defaulting party shall have the right to demand damages from the defaulting party, but it shall not have any right to terminate or rescind this Agreement under any circumstances unless otherwise provided by law.

11.2	Notwithstanding any other provision of this Agreement, the effect of the provisions of this Section shall not be affected by the termination of this Agreement.

Article XII. Other matters

12.1	This Agreement is made in three (3) originals in the Chinese language, one (1) for each party to this Agreement.
12.2	The conclusion, entry into force, performance, modification, interpretation and termination of this Agreement shall be governed by the laws of China.
12.3

Any dispute arising under and in connection with this Agreement shall be resolved by consultation between the parties, and if the parties are unable to reach an agreement within thirty (30) days after the dispute has arisen, the dispute shall be submitted to the Shenzhen International Arbitration Court for arbitration in accordance with the arbitration rules in force at the time. The place of arbitration shall be Shenzhen, the language to be used in the arbitration shall be Chinese, and the arbitral award shall be final and binding on all parties to this Agreement.

12.4

Any rights, powers and remedies conferred on the parties by any provision of this Agreement shall not be exclusive of any other rights, powers or remedies to which such party may be entitled by virtue of the provisions of the Law and elsewhere hereunder, and the exercise by a party of its rights, powers and remedies shall not be exclusive of the exercise by such party of other rights, powers and remedies to which it is entitled.

12.5

No waiver of any of a Party's rights, powers and remedies under this Agreement or at law (“such rights”) will result from any failure or delay in exercising such rights, and no waiver of any single or partial waiver of such Party's rights will preclude such Party from otherwise exercising such rights and exercising the rights of other Parties.

12.6	The headings of the sections of this Agreement are for indexing purposes only and in no event shall such headings be used in or affect the interpretation of the provisions of this Agreement.
12.7

Each provision of this Agreement is severable and independent of each other provision, and if at any time any one or more provisions of this Agreement shall become invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.

12.8	This Agreement, when signed, supersedes any other legal document previously signed by the parties on the same subject. Any modification or supplement to this Agreement must be in writing and properly signed by the parties hereto in order to be effective.

12.9	Neither party may assign any of its rights and/or obligations under this Agreement to any third party without the prior written consent of the other parties.
12.10	This Agreement shall be binding upon the legal assignees or successors of the parties.

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[Exclusive Right to Purchase Agreement Signature Page]

IN WITNESS WHEREOF, this Exclusive Right to Purchase Agreement has been executed by the following parties as of the date set forth at the top of this document.

Guangzhou Interconnect Electric Appliances Technology Co., Ltd. (Seal)

Signature：	/s/ Xiaoping Chen
Name：	Xiaoping Chen
Title：

Zhumeng Hulian Technology (Guangdong) Co., Ltd. (Seal)

Signature：	/s/ Erqiang Duan
Name：	Erqiang Duan
Title：

Foshan Yunmi Electric Appliances Technology Co., Ltd. (Seal)

Signature：	/s/ Xiaoping Chen
Name：	Xiaoping Chen
Title：

Exclusive Right to Purchase Agreement Signature Page